UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]

Preliminary Proxy Statement

[   ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TABATHA IV, INC.

(Name of Issuer as specified in its charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

TABATHA IV, INC.

1926 S. Oswego Way

Aurora, Colorado 80014

NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

to be held Friday, August 27, 2004

     NOTICE IS HEREBY GIVEN that an Annual Meeting of the Shareholders of TABATHA IV, INC. (the Company) will be held on Friday, August 27, 2004 at 3:00 p.m. local time, at 4001 Discovery Lane, Boulder, Colorado 80303 to act on the following matters:

1.

To elect four members to the Company's Board of Directors to hold office until the Company's Annual Meeting of Shareholders to be held in 2005 or until the successors are duly elected and qualified;

2.

To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors fixed the close of business on August 2, 2004 as the record date for determining those stockholders who will be entitled to vote at the meeting.  The stock transfer books will not be closed between the record date and the date of the meeting.

Representation in person or by proxy of the holders of the majority of the shares outstanding and entitled to vote will constitute a quorum for the meeting.  All shareholders are cordially invited to attend the meeting in person.   Any shareholder attending the meeting may vote in person, even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

John Ballard

President

July 22, 2004

IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY.

TABATHA IV, INC.

1926 So. Oswego Way

Aurora, Colorado 80014

____________________

Proxy Statement for

2004 Annual Meeting of Shareholders

The enclosed Proxy is solicited on behalf of TABATHA IV, INC., (the Company) for use at the 2004 Annual Meeting of Shareholders to be held on Friday, August 27, 2004, at 3:00 p.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein the accompanying Notice of the Annual Meeting of Shareholders.

The Annual Meeting will be held at 4001 Discovery Lane, Boulder, Colorado 80303. The Company's principal executive office is located at 1142 Cherry Street, San Bruno, California 94066.  The Company's telephone number is (650) 794-9888. Please contact John Ballard at extension 221 or 212.

These proxy solicitation materials were mailed on or about August 2, 2004, to all shareholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Shareholders of record at the close of business on August 2, 2004 (the Record Date) are entitled to notice of the meeting and to vote at the meeting.  As of the Record Date, 7,112,500 shares of the Company's Common Stock (the Common Stock) were issued and outstanding and entitled to vote at the Annual Meeting.  No shares of Preferred Stock were issued and outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held for each of the four directors to be elected. Holders of Common Stock do not have the right to cumulate their votes in the election of directors. On all other matters, each share of Common Stock is likewise entitled to one vote on each proposal or item that comes before the meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company's President, who will serve as the Inspector of Elections (the Inspector). The Inspector will also determine whether or not a quorum is present.  In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Colorado law for approval of proposals presented to shareholders.  The Company’s Bylaws provide that a quorum consists of the holders of one-third of the shares outstanding and entitled to vote and present or represented by proxy at the meeting.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of all of the Company’s director nominees named herein, for ratification of the employee option plan, and as the proxy holders deem advisable on other matters that may properly come before the meeting.  If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Colorado concerning voting of shares and determination of a quorum.

The cost of this solicitation will be borne by the Company.   The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.   Certain of the Company's directors, officers, and employees, without additional compensation, also may solicit proxies personally or by telephone, letter or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

The Company anticipates that the 2005 Annual Meeting of Stockholders will be held in August 2005.  Therefore, proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2005 Annual Meeting of Stockholders must be received by the Company no later than May 27, 2005 (approximately 120 days before the meeting), in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Annual Meeting was August 1, 2004.   As of the Record Date, the Company had a total of 7,112,500 shares of Common Stock issued and outstanding.

The following table sets forth information, as of July 8, 2004, with respect to the beneficial ownership of the Company’s common stock by:  (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) each director; (iii) named executive officers; and (iv) all current named executive officers and directors as a group:

Name and Address	Number of Shares Owned Beneficially	Percent of Class
John Ballard (1) 6754 W. Hinsdale Place Littleton, CO 80123	2,800,000	39.37%
Diane Thelen (1) 1926 S. Oswego Way Aurora, CO 80014	3,000,000	42.18%

All directors and executive officers as a group (2 in number)	5,800,000	81.55%

(1)  The person listed is an officer, a director, or both, of the Company.

EXECUTIVE COMPENSATION

No director was paid compensation for any services as a director during the fiscal year ended December 31, 2003.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

To the best knowledge and belief of the Company, each of the directors, officers or beneficial owners of more than 10% of the Company's securities named herein has filed all reports required to be filed by Section 16(a).

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of two (2) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s four nominees named below.  In the event that any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Name of Nominee	Age	Position Held and Tenure

John Ballard	45	President since March, 2004 and November, 2003
Diane Thelen	58	Secretary/Treasurer and Director March, 2000

Biographical Information.

John Ballard, President and Director

John Ballard has more than fifteen years of business management, project management, and accounting experience.   From January 2002 to the present, Mr. Ballard has been a financial consultant and director of Reveal Systems, Inc., a software development company and internet provider based in Longmont, Colorado.  Mr. Ballard was the Chief Financial Officer of Call Solutions Inc., a publicly traded company, from October 1999 to November 2002.  Call Solutions was in the business of opening call centers.  From 1988 to 1993, Mr. Ballard was Chief Financial Officer for a chain of retail stores in Denver.  Mr. Ballard holds a Bachelor of Science Degree in Management and Marketing from the University of Colorado where he graduated Magna Cum Laude.  Mr. Ballard also holds a Masters of Business in Administration from Regis University.  Mr. Ballard is an officer and director of Tabatha I, Inc., Tabatha II, Inc., Tabatha IV, Inc., and Tabatha V, Inc.

Diane Thelen, Secretary/Treasurer

Diane Thelen

Diane Thelen, the Company’s Secretary, Treasurer, and a director, has managed and developed luxury high-rise residential, retail, industrial and large office building complexes for over twenty-five years.  From 1990 to the present, Ms. Thelen has been a property manager for Frederick Ross Real Estate Services.  She has written numerous articles on safety issues regarding large office complexes, as well as articles on advocating the needs of real estate managers to state legislators.  Ms. Thelen is an officer and director of Tabatha I, Inc., Tabatha II, Inc., Tabatha IV, Inc., and Tabatha V, Inc.  Ms. Thelen is a Certified Property Manager (CPM) through the institute of Real Estate Management, Denver, Colorado, and a Real Property Administrator (RPA) through the Building Owners and Managers Association, Denver, Colorado.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held one formal meeting during the fiscal year ended June 30, 2003. All incumbent directors attended 100% of the Board meetings held during their respective tenures, either in person, or telephonically. No annual meeting was held in 2003, but we anticipate that all Board members will attend the 2004 Annual Meeting.

The Board of Directors does not have nominating or compensation committees, or committees performing similar functions.  We do not have an audit committee. The entire Board of Directors serves as the audit committee. Because of the small size of the Company and the risk attendant to a small public company, we are currently unable to attract an audit committee financial expert to our Board of Directors.

Compensation of Directors

The Company’s directors do not receive compensation for service on the Board of Directors or their attendance at Board meetings, but they may be reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

Vote required; Recommendation of the Board of Directors

With respect to the election of directors, an abstention will have the same effect as a vote withheld for the election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

(INSTRUCTION:

Mark an X in the space preceding the desired selection. IF NO SELECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE YOUR SHARES OF STOCK FOR APPROVAL)

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2005 Annual Meeting must be received by the Company at its principal executive officers by May 29, 2005 in order to be considered for inclusion in the proxy statement for such meeting.

3.

OTHER MATTERS - upon such other matters as may properly come before the meeting or any adjournment thereof, vote or withhold voting my shares of common stock of the Company in such manner as my proxy herein appointed deems appropriate in my proxy’s the sole and absolute discretion.

Management knows of no other matter that may properly be, or which is likely to be brought before the meeting. However, if any other matters are properly presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.

DATED: __________________________

_________________________

Signature of Stockholder

_________________________

Signature of Stockholder

If signing as Attorney, Executor, Administrator, Guardian, Trustee or other representative capacity, please indicate your full title.  If there is more than one person serving in such capacity, all should sign.

ALL OF THE OWNERS OF STOCK HELD IN JOINT NAME MUST SIGN

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